Exhibit 99.1

Fairchild Semiconductor Reports Results for the Third Quarter of 2007

•	Sales Growth at High End of Guidance Range

•	Analog Product Sales Up 9% Sequentially

•	Distribution Channel Inventory Reaches Record Level of Turns

Fairchild Semiconductor (NYSE: FCS), the leading global supplier of power semiconductors, today announced results for the third quarter ended September 30, 2007. Fairchild reported third quarter sales of $426.8 million, up 4% from the prior quarter and 2% higher than the third quarter of 2006.

Fairchild reported third quarter net income of $20.3 million or $0.16 per diluted share compared to net income of $3.4 million or $0.03 per diluted share in the prior quarter and net income of $25.1 million or $0.20 per diluted share in the third quarter of 2006. Included in these results is a net $7.8 million charge related to potential litigation outcomes and $2.4 million related to restructuring actions to streamline the company’s cost structure. Gross margin was 30.3%, 230 basis points higher sequentially and 40 basis points lower than in the third quarter of 2006.

Fairchild reported third quarter adjusted net income of $34.1 million or $0.27 per diluted share, compared to adjusted net income of $17.7 million or $0.14 per diluted share in the prior quarter and adjusted net income of $30.6 million or $0.25 per diluted share in the third quarter of 2006. Adjusted net income excludes amortization of acquisition-related intangibles, purchase accounting charges and in-process R&D related to the acquisition of System General, restructuring and impairments, charges for potential litigation outcomes, net loss on the sale of the RF product line and net gain on the sale of the LED product line, associated net tax benefits of these items and other acquisition-related intangibles, and certain discrete tax benefits and charges.

“We achieved sales at the high end of our third quarter guidance range on the strength of robust computing and handset demand as well as strong turns orders,” said Mark Thompson, Fairchild’s president and CEO. “We delivered excellent earnings leverage on these increased sales through better gross margin and great operating expense controls. The Analog Product Group increased sales 9% sequentially due primarily to strong demand for analog switches and voltage regulators. We delivered these results even as we further improved internal and distribution channel inventory turns.

End Markets and Channel Activity

“We recorded excellent sales growth for our products that service the computing and handset markets while the other end markets were generally inline with seasonal expectations,” said Thompson. “Order rates are quite healthy as we enter the fourth quarter providing us with an excellent starting backlog position. Distributor sell-through was up about 8% sequentially in Q3, setting a new record for the company, while our sales into the channel tracked below this level. Sales to our OEM customers were up more than 15% sequentially and we expect this channel to lead the company in growth again in the fourth quarter.

Utilization and Lead Times

“We reduced lead times in the quarter through enhancements to our order management system and effective inventory control,” stated Thompson. “We improved our average lead times to 9 – 10 weeks in the third quarter and we believe we can maintain this level even as we increase sales and factory loadings again in the fourth quarter.

Third Quarter Financials

“We posted solid sales and margin gains in the third quarter while continuing our disciplined inventory management,” said Mark Frey, Fairchild’s executive vice president and CFO. “We improved adjusted gross margin 190 basis points sequentially as we benefited from higher factory loadings, richer product mix and lower bonus accrual. We expect these factors to continue to drive gross margin expansion in the fourth quarter as well. Internal inventories were down slightly in the third quarter to about 74 days. Our distributors posted strong sell-through which drove a one week reduction in channel inventory to a record low as measured by days of sales. We reduced R&D and SG&A expenses again in the third quarter due to tight spending controls and lower bonus accrual. Net interest and other expenses were slightly better than forecast at $5.0 million.

“Cash and marketable securities increased $3.2 million to $451.0 million in the third quarter which reflected cash flow from operations of $58.3 million and capital spending of $48.4 million,” stated Frey.

Fourth Quarter Guidance

“We expect fourth quarter revenues to be up 1% to 3% and gross margin to be approximately 50 to 150 basis points higher sequentially,” said Frey. “At the start of the fourth quarter, we had about 90% of this sales guidance booked and scheduled to ship. We expect R&D and SG&A spending to be approximately $86.0 – $88.0 million in the fourth quarter as we continue to exercise strict controls over spending. Net interest and other expenses are expected to be $5.0—$5.5 million for the fourth quarter.

This press release includes references to adjusted net income (which excludes amortization of acquisition-related intangibles, purchase accounting charges and in-process R&D related to the acquisition of System General, restructuring and impairments, charges for potential litigation outcomes, net loss on the sale of the RF product line and net gain on the sale of the LED product line, associated net tax benefits of these items and other acquisition-related intangibles, and certain discrete tax benefits and charges), statements of operations prepared in accordance with generally accepted accounting principles (GAAP) (which include these items), and a reconciliation from adjusted net income to GAAP net income and adjusted gross margin to GAAP gross margin. GAAP and adjusted results both include equity based compensation expense. Adjusted results are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. Fairchild presents adjusted results because its management uses them as additional measures of the company’s operating performance, and management believes adjusted financial information is useful to investors because it illuminates underlying operational trends by excluding significant non-recurring, non-cash or otherwise unusual transactions. Fairchild’s criteria for determining adjusted results may differ from methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures.

Special Note on Forward Looking Statements:

Some of the paragraphs above contain forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: our ability to satisfy the conditions to completing the System General share swap and merger; changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials at competitive prices; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from low tax jurisdictions to higher tax jurisdictions;

regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is the global leader in power analog and power discrete technologies delivering energy-efficient solutions for all electronic systems. Recognized as The Power Franchise®, Fairchild provides leading-edge silicon and packaging technologies, manufacturing strength and system expertise. In 2007, Fairchild celebrates its “50/10” anniversary, commemorating 10 years as a new company and 50 years in the industry. Known as the “Father of Silicon Valley,” Fairchild developed the planar transistor in 1958––and with it a new industry. Today, Fairchild is an application-driven, solution-based semiconductor supplier providing online design tools and design centers worldwide as part of its comprehensive Global Power ResourceSM. Please contact us on the web at www.fairchildsemi.com.

Editorial Contacts:

Fairchild Semiconductor:	Fairchild Semiconductor:	Agency Contact:
Patti Olson	Dan Janson	Marsha Lisak, Senior Account Executive
Corporate Communications	Investor Relations	WelComm, Inc.
(800) 341-0392 X 8728 Fax: (207) 775-8161	(207) 775-8660 Fax: (207) 761-3415	(805) 223-2311 Fax: (858) 279-5400
Email: patti.olson@fairchildsemi.com	Email: investor@fairchildsemi.com	Email: marsha@welcomm.com

Fairchild Semiconductor International, Inc.

Consolidated Statements of Operations

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2007	July 1, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Total revenue	$426.8	$408.9	$417.0	$1,238.3	$1,232.8
Cost of sales (1)	297.4	294.3	289.1	882.8	857.4

Gross margin	129.4	114.6	127.9	355.5	375.4

Gross margin %	30.3%	28.0%	30.7%	28.7%	30.5%
Operating expenses:
Research and development (2)	26.9	28.6	28.5	82.4	81.0
Selling, general and administrative (3)	57.3	60.5	61.4	175.0	181.7
Amortization of acquisition-related intangibles	5.6	5.6	5.9	18.0	17.6
Restructuring and impairments	2.4	5.5	—	8.5	—
Purchased in-process research and development	0.2	—	—	3.9	—
Charge for potential litigation outcomes, net	7.8	1.7	—	9.5	—
(Gain) loss on sale of product line, net	0.4	—	(1.1)	0.4	(6.0)

Total operating expenses	100.6	101.9	94.7	297.7	274.3

Operating income	28.8	12.7	33.2	57.8	101.1
Other expense, net	5.0	5.5	4.9	15.2	16.4

Income before income taxes	23.8	7.2	28.3	42.6	84.7
Provision for income taxes	3.5	3.8	3.2	12.6	10.0

Net income	$20.3	$3.4	$25.1	$30.0	$74.7

Net income per common share:
Basic	$0.16	$0.03	$0.20	$0.24	$0.61

Diluted	$0.16	$0.03	$0.20	$0.24	$0.60

Weighted average common shares:
Basic	124.5	123.9	122.5	123.9	121.8

Diluted	126.8	126.3	124.5	126.2	124.0

(1) Equity compensation expense included in cost of sales	$1.2	$1.3	$1.7	$4.2	$4.1
(2) Equity compensation expense included in research and development	$0.9	$1.1	$1.1	$2.9	$3.4
(3) Equity compensation expense included in selling, general and administrative	$4.0	$4.4	$4.3	$11.9	$12.5

Fairchild Semiconductor International, Inc.

Reconciliation of Net Income To Adjusted Net Income

(In millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2007	July 1, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Net income	$20.3	$3.4	$25.1	$30.0	$74.7
Adjustments to reconcile net income to adjusted net income:
Restructuring and impairments	2.4	5.5	—	8.5	—
Purchased in-process research and development	0.2	—	—	3.9	—
Charge for potential litigation outcomes, net	7.8	1.7	—	9.5	—
System General purchase accounting charges	—	1.6	—	3.7	—
(Gain) loss on sale of product line, net	0.4	—	(1.1)	0.4	(6.0)
Amortization of acquisition-related intangibles	5.6	5.6	5.9	18.0	17.6
Associated tax effects of the above and other acquisition intangibles	(2.6)	(0.1)	0.7	(3.0)	2.2
Tax benefits from finalized tax filings and audit outcomes	—	—	—	0.9	(3.5)

Adjusted net income	$34.1	$17.7	$30.6	$71.9	$85.0

Adjusted net income per common share:
Basic	$0.27	$0.14	$0.25	$0.58	$0.70

Diluted	$0.27	$0.14	$0.25	$0.57	$0.69

Fairchild Semiconductor International, Inc.

Reconciliation of Gross Margin To Adjusted Gross Margin

(In millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2007	July 1, 2007	October 1, 2006	September 30, 2007	October 1, 2006
Gross margin	$129.4	$114.6	$127.9	$355.5	$375.4
Adjustments to reconcile gross margin to adjusted gross margin:
System General purchase accounting charges	—	1.6	—	3.7	—

Adjusted gross margin	$129.4	$116.2	$127.9	$359.2	$375.4

Adjusted gross margin %	30.3%	28.4%	30.7%	29.0%	30.5%

Adjusted net income, adjusted net income per share, and adjusted gross margin should not be considered as alternatives to net income, net income per share, gross margin or other measures of consolidated operations and cash flow data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance, or as alternatives to cash flow as a measure of liquidity.

Fairchild Semiconductor International, Inc.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 30, 2007	July 1, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$397.1	$372.8	$525.2
Short-term marketable securities	51.9	73.0	59.1
Receivables, net	184.6	176.2	163.3
Inventories	242.0	240.7	238.9
Other current assets	49.6	38.5	42.0

Total current assets	925.2	901.2	1,028.5
Property, plant and equipment, net	667.8	647.2	646.4
Intangible assets, net	129.2	132.9	103.6
Goodwill	353.2	346.0	229.9
Long-term marketable securities	2.0	2.0	2.1
Other assets	46.2	43.7	35.1

Total assets	$2,123.6	$2,073.0	$2,045.6

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$3.8	$3.7	$2.8
Accounts payable	142.8	125.9	90.2
Accrued expenses and other current liabilities	116.8	112.3	169.5

Total current liabilities	263.4	241.9	262.5

Long-term debt, less current portion	585.9	586.9	589.7
Other liabilities	81.0	74.1	59.0
Minority Interest	—	1.3	—

Total liabilities	930.3	904.2	911.2

Temporary equity—deferred stock units	2.9	2.5	2.2
Total stockholders’ equity	1,190.4	1,166.3	1,132.2

Total liabilities, temporary equity and stockholders’ equity	$2,123.6	$2,073.0	$2,045.6

Fairchild Semiconductor International, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2007	October 1, 2006
Cash flows from operating activities:
Net income	$20.3	$30.0	$74.7
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	31.5	94.8	86.4
Non-cash stock-based compensation expense	6.1	19.0	20.0
Non-cash restructuring and impairments expense	—	2.4	—
Purchased in-process research & development	0.2	3.9	—
Deferred income taxes, net	(4.1)	(6.2)	(0.1)
Other	1.2	2.3	(3.7)
Changes in operating assets and liabilities, net of acquisitions	3.1	(14.4)	(49.7)

Cash provided by operating activities	58.3	131.8	127.6

Cash flows from investing activities:
Capital expenditures	(48.4)	(99.1)	(85.6)
Purchase of marketable securities	(24.7)	(162.2)	(117.1)
Sale of marketable securities	45.9	170.7	245.9
Maturity of marketable securities	—	0.1	50.1
Other	(0.2)	(1.2)	(0.3)
Acquisitions and divestitures, net of cash acquired	(7.1)	(178.3)	5.4

Cash provided by (used in) investing activities	(34.5)	(270.0)	98.4

Cash flows from financing activities:
Repayment of long-term debt	(0.9)	(2.8)	(53.1)
Proceeds from issuance of common stock and from exercise of stock options, net	9.1	32.3	24.5
Other	(7.7)	(19.4)	(8.6)

Cash provided by (used in) financing activities	0.5	10.1	(37.2)

Net change in cash and cash equivalents	24.3	(128.1)	188.8
Cash and cash equivalents at beginning of period	372.8	525.2	330.7

Cash and cash equivalents at end of period	$397.1	$397.1	$519.5